March 31, 2008

Nova Scotia Securities Commission	Securities Commission of Newfoundland and Labrador

Alberta Securities Commission	Saskatchewan Financial Services Commission, Securities Division

The Manitoba Securities Commission	Office of the Administrator of the Securities Act, New Brunswick

Ontario Securities Commission	British Columbia Securities Commission

Registrar of Securities, Prince Edward Island	L’Autorité des marchés financiers
Dear Sirs:
RE: AGRIUM INC.
The following were sent by prepaid mail to all registered shareholders of the above-mentioned Company on March 31, 2008:

☑	Proxy
☑	Notice of Meeting/Information Circular
☑	MD & A
☑	Annual Report for the Fiscal Year Ended December 31, 2007
☑	Annual Financial Statements for the Fiscal Year Ended December 31, 2007
☑	Supplemental Card
However, we have not mailed to shareholders in cases where on three consecutive occasions, notices or other documents have been returned undelivered by the Post Office.
The above disclosure document(s) are filed with you as agent for the Company in compliance with the regulations.
Yours very truly,
CIBC MELLON TRUST COMPANY
“Signed”
Vijaya Murugaanandan
Associate Manager, Trust Central Services
pk/CM_Agrium